UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2009

Main Street Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-33723	41-2230745
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1300 Post Oak Boulevard, Suite 800, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713 350 6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 23, 2009, the Registrant commenced an exchange offer (the "Offer") to acquire at least a majority of the issued and outstanding limited partner interests ("LP Interests") in Main Street Capital II, LP ("MSC II"), a privately-owned Delaware limited partnership, in exchange for shares of common stock of the Registrant ("Shares"). The Offer is only being made for LP Interests that are not owned by any person who may be deemed an "affiliate" of the Registrant within the meaning of the Investment Company Act of 1940, including any officers and directors of the Registrant. As part of the transactions related to the Offer, the general partner of MSC II will also be assumed by the Registrant for no consideration. The maximum number of Shares that may be issued in exchange for LP Interests pursuant to the Offer, assuming full participation of MSC II limited partners that are not "affiliates" of the Registrant, is approximately 1,338,000 Shares. The Offer is subject to the terms and conditions set forth in the Offer, which must be met or waived by the Registrant prior to consummating the transaction, including, without limitation, exchange of at least a majority of the LP Interests and approval of the transaction by the Small Business Administration. The Offer will expire at 5:00 P.M. Central Standard Time on October 23, 2009, unless extended by the Registrant.

MSC II is a privately owned, affiliated Small Business Investment Company ("SBIC") that commenced investment operations in January 2006. As such, MSC II has access to long-term, low-cost leverage as a participant in the SBIC program. Main Street Capital Partners, LLC, a wholly owned subsidiary of the Registrant, manages the investment and operational activities of MSC II.

The information disclosed under Item 8.01 shall not be deemed "filed" for purposed of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

September 23, 2009	By:	/s/ Rodger A. Stout

Name: Rodger A. Stout
Title: Chief Compliance Officer